Filed in the Office of	Business Number E0486932018-1
FVAguilar	Filing Number 20244063735
Secretary of State State Of Nevada	Filed On 5/15/2024 10:48:00 AM
	Number of Pages 10

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

[X] Certificate of Designation
[ ] Certificate of Amendment to Designation - Before Issuance of Class or Series
[ ] Certificate of Amendment to Designation - After Issuance of Class or Series
[ ] Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Synergy Empire Limited Entity or Nevada Business Identification Number (NVID): NV20181751577
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series A Preferred Stock, $0.0001 par value per share
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	[ ] Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. [ ] Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* See Attachment A.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X [signature] Signature of Officer Date: 05/06/2024

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

ATTACHMENT A

CERTIFICATE OF DESIGNATION
OF
SYNERGY EMPIRE LIMITED
ESTABLISHING THE DESIGNATIONS, PREFERENCES,
LIMITATIONS AND RELATIVE RIGHTS OF ITS
SERIES A PREFERRED STOCK

On behalf of Synergy Empire Limited a Nevada corporation (the "Company"), the undersigned hereby certifies that the following resolution was been duly adopted by the board of directors of the Corporation (the "Board") on May 6, 2024:

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Corporation (the "Articles of Incorporation") and the provisions of Section 78.1955 of the Nevada General Corporation Law, there hereby is created, out of twenty million (20,000,000) shares of preferred stock, par value $0.001 per share, of the Company authorized by the Articles of Incorporation, Series A Preferred Stock, consisting of ten million (10,000,000) shares, which series shall have the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions.

SECTION 1. DESIGNATION OF SERIES. The shares of such series shall be designated as the "Series A Preferred Stock" and the number of shares initially constituting such series shall be up to ten million (10,000,000) shares. Each share of Series A Preferred Stock shall have a par value of $0.001 per share with a stated value of $1.00 per share ("Stated Value").

SECTION 2. DIVIDENDS. The holders of the Series A Preferred Stock shall not be entitled to receive dividends paid on the Corporation's common stock, $0.001 par value per share ("Common Stock").

SECTION 3. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary or a Sale (as defined below) (a "Liquidation"), the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the Stated Value plus all accrued by unpaid dividends per share, whether declared or not, and all other amounts in respect thereof then due and payable prior to any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to such amounts in full, then the entire assets to be distributed to the holders of the Series A Preferred Stock shall be distributed among the holders of the Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock. A "Sale" shall mean a sale of the majority of assets, a merger (other than where the Corporation is the surviving entity) or consolidation by the Company with another corporation of other entity.

SECTION 4. VOTING.

4.1 General Voting. The holders of the Series A Preferred Stock will have the shareholder voting rights as described in this Section 4 or as required by law. Each one (1) share of the Series A Preferred Stock shall have voting rights equal to one share of Common Stock eligible to vote at the time of the respective vote. With respect to all matters upon which stockholders are entitled to vote

or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation's Articles of Incorporation or Bylaws.

4.2 Amendments to Articles and Bylaws. So long as the Series A Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Series A Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the Articles of Incorporation of the Bylaws of the Company so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Preferred Stock, (ii) effect any reclassification of the Series A Preferred Stock, excluding a reverse stock split or forward split, or (iii) designate any additional series of preferred stock, the designations of which adversely effects the rights, privileges or limitations of the Series A Preferred Stock set forth herein.

4.3 Amendment of Rights of Series A Preferred Stock. The Company shall not, without the affirmative vote of the at least 66-2/3% of all outstanding shares of the Series A Preferred Stock, amend, alter or repeal any provision of this Certificate of Designation, PROVIDED, HOWEVER, that the Company may, by any means authorized by law and without any vote of the holders of shares of the Series A Preferred Stock, make technical, corrective, administrative or similar changes in this Certificate of Designation that do not, individually or in t the aggregate, adversely affect the rights or preferences of the holders of shares of the Series A Preferred Stock.

SECTION 5. CONVERSION RIGHTS. The shares of the Series A Preferred Stock shall have no conversion rights.

SECTION 6. REDEMPTION RIGHTS. The shares of the Series A Preferred Stock shall have no conversion rights.

SECTION 7. NOTICES. Any notice required hereby to be given to the holders of shares of the Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Company.

SECTION 8. MISCELLANEOUS.

8.1 Headings. The headings of the various sections and subsections of this Certificate of Designations are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

8.2 Interpretation. Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and publish policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

8.3 Powers, Designations and Preferences. Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Designation.

IN WITNESS WHEREOF, this Certificate of Designation has been executed by a duly authorized officer of the Company on this 6th day of May 2024.

SYNERGY EMPIRE LIMITED

By: ______________________

Name: H'sien Loong Wong
Title: President

JOINT WRITTEN CONSENT IN LIEU OF MEETING

OF THE BOARD OF DIRECTORS AND SHAREHOLDERS OF

SYNERGY EMPIRE LIMITED

As of May 6, 2024

The undersigned, constituting all of the members of the Board of Directors (the "Board") of Synergy Empire Limited, a Nevada corporation (the "Corporation"), and a majority of the shareholders of the Corporation eligible to vote (the "Shareholders"), hereby give their written consent and authorization, in accordance with the provisions of Section 78.315 and Section 78.320 of the General Corporation Law of the State of Nevada, to the adoption of the following resolutions, and the same are adopted as of the date set forth above:

WHEREAS, the Board and the Shareholders have reviewed and considered the proposed amendment, amending Article 3 of the Articles of Incorporation (the "Amendment") to increase the total number of authorized shares of preferred stock of the Corporation from 500,000 shares to 10,000,000 shares;

WHEREAS, pursuant to Article 3 of the Company's revised Articles of Incorporation, the Company shall create a new class of preferred stock, to be designated as Series A Preferred Stock, which shall include all rights of preferences and restrictions as provided in the Certificate of Designation to be filed with the Nevada Secretary of State;

WHEREAS, the Board and the Shareholders have each determined that it is in the best interest of the Corporation to adopt these amendments; it is hereby

RESOLVED, that the form, terms and provisions of these amendments are hereby authorized and approved by the Board and the Shareholders in all respects, effective as of the date hereof;

RESOLVED FURTHER, that the officers of the Corporation are directed and empowered, for and on behalf of the Corporation, to perform such acts as he or she deems necessary or appropriate to execute and deliver the amendments and consummate the transactions contemplated thereby, and to do all things as may be deemed appropriate or necessary to carry out the purpose of the foregoing resolutions and to carry out the provisions of these amendments.

The Secretary of the Corporation is hereby directed to file this instrument with the minutes of the proceedings of the directors and shareholders of the Corporation. The actions taken hereby shall be of the same force and effect as if taken at a meeting of the directors and

shareholders of the Corporation, duly called and constituted pursuant to the laws of the State of Nevada.

This instrument may be executed in any number of counterparts and by facsimile or email; all such counterparts shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

IN WITNESS WHEREOF, the undersigned have executed this consent as of the date first written above.

BOARD OF DIRECTORS

____
H'sien Loong Wong, Sole Director

SHAREHOLDERS REPRESENTING A MAJORITY OF SHARES ENTITLED TO VOTE

____
H'sien Loong Wong
Representing 29.51% of the shares of common stock outstanding

____
Rita Chou
Representing 6.36% of the shares of common stock outstanding

shareholders of the Corporation, duly called and constituted pursuant to the laws of the State of Nevada.

This instrument may be executed in any number of counterparts and by facsimile or email; all such counterparts shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

IN WITNESS WHEREOF, the undersigned have executed this consent as of the date first written above.

BOARD OF DIRECTORS

____
H'sien Loong Wong, Sole Director

SHAREHOLDERS REPRESENTING A MAJORITY OF SHARES ENTITLED TO VOTE

____
H'sien Loong Wong
Representing 29.57 % of the shares of common stock outstanding

____
Rita Chou
Representing 6.36 % of the shares of common stock outstanding

shareholders of the Corporation, duly called and constituted pursuant to the laws of the State of Nevada.

This instrument may be executed in any number of counterparts and by facsimile or email; all such counterparts shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

IN WITNESS WHEREOF, the undersigned have executed this consent as of the date first written above.

BOARD OF DIRECTORS

____
H'sien Loong Wong, Sole Director

SHAREHOLDERS REPRESENTING A MAJORITY OF SHARES ENTITLED TO VOTE

____
H'sien Loong Wong
Representing 29.51% of the shares of common stock outstanding

____
Rita Chou
Representing 6.36% of the shares of common stock outstanding

Andy Choe
Representing 16.39% of the shares of common stock outstanding

Michael Tan
Representing 16.39% of the shares of common stock outstanding